Sionna Therapeutics Reports Second Quarter 2026 Financial Results

PreciSION CF Phase 2a proof-of-concept trial evaluating NBD1 stabilizer SION-719 as an add-on to standard of care is on track for topline data summer of 2026

Phase 1 trial evaluating NBD1 stabilizer SION-451 in proprietary dual combinations with SION-2222 and with SION-109 also is on track for topline data summer of 2026

Maintained strong cash position with $268.3 million in cash and cash equivalents, expected to fund operations into 2028

WALTHAM, Mass., Aug 6, 2026 (GLOBE NEWSWIRE) – Sionna Therapeutics, Inc. (Nasdaq: SION), a clinical-stage biopharmaceutical company on a mission to revolutionize the current treatment paradigm for cystic fibrosis (CF) today reported financial results for the second quarter ended June 30, 2026, and provided a business update.

“We continued to advance our clinical NBD1 stabilizer programs during the second quarter as we approach two important clinical milestones this summer,” said Mike Cloonan, President and Chief Executive Officer of Sionna. “We remain focused on execution and delivering topline data from both our Phase 2a proof-of-concept trial and our Phase 1 dual combination trial. Together, these studies have the potential to further validate our core belief that directly stabilizing NBD1 is central to restoring CFTR function and transforming the treatment paradigm for people living with cystic fibrosis."

Pipeline Updates

•PreciSION CF Phase 2a Proof-of-Concept Trial with SION-719 Is On Track: The PreciSION CF Phase 2a proof-of-concept (POC) trial (NCT07108153) is evaluating SION-719 as an add-on to standard of care (SOC) in CF participants. The trial is evaluating the safety, tolerability, and pharmacokinetics (PK) of SION-719 when administered with SOC and assessing change in CFTR function as measured by sweat chloride levels. In April 2026, Sionna announced it had completed enrollment. Topline data from this trial are on track for this summer.
•Phase 1 Dual Combination Trial with SION-451 and Complementary Modulators Is On Track: The Phase 1 trial (NCT07035990) is evaluating SION-451 in proprietary dual combinations with SION-2222 (galicaftor), a transmembrane domain 1 (TMD1)-directed CFTR corrector, and with SION-109, an intracellular loop 4 (ICL4)-directed CFTR corrector, in healthy volunteers. Topline data from this trial are on track for this summer.
•Presented Encore Data at 49th European Cystic Fibrosis Conference: In June 2026, Sionna presented encore clinical and nonclinical data at the 49th European Cystic Fibrosis Conference (ECFS) in Lisbon, Portugal. Presentations highlighted previously reported Phase 1 data for the Company's clinical-stage NBD1 stabilizers, SION-719 and SION-451, and nonclinical data demonstrating the potential of NBD1 stabilizers to increase F508del-CFTR protein half-life up to wild-type levels when used alone or in combination with complementary CFTR modulators. The same data will also be presented at the 16th Australasian Cystic Fibrosis Conference taking place August 7th-9th in Geelong, Australia.

Financial Results for the Quarter Ended June 30, 2026

Research and Development Expenses: Research and development expenses were $21.9 million for the second quarter of 2026, compared to $15.4 million for the second quarter of 2025. These increases were mainly driven by development expenses to support the advancement of Sionna’s clinical pipeline and personnel-related costs, including stock-based compensation expenses, to support the Company’s continued growth and operational activities.

General and Administrative Expenses: General and administrative expenses were $10.6 million for the second quarter of 2026, compared to $6.5 million for the second quarter of 2025. These increases were primarily due to personnel-related costs, including stock-based compensation expenses, to support the Company’s continued growth and operational activities.

Net Loss: Net loss was $29.9 million for the second quarter of 2026, compared to a net loss of $18.1 million for the second quarter of 2025.

Cash and Cash Equivalents: Cash, cash equivalents and marketable securities totaled $268.3 million as of June 30, 2026. Sionna expects its current cash position to fund operations into 2028.

About Sionna Therapeutics
Sionna Therapeutics is a clinical-stage biopharmaceutical company on a mission to revolutionize the current treatment paradigm for cystic fibrosis (CF) by developing novel medicines that normalize the function of the cystic fibrosis transmembrane conductance regulator (CFTR) protein. Sionna’s goal is to deliver differentiated medicines for people living with CF that can restore their CFTR function to as close to normal as possible by directly stabilizing CFTR’s nucleotide binding domain 1 (NBD1), which Sionna believes is central to potentially unlocking dramatic improvements in clinical outcomes and quality of life for people with CF. Leveraging more than a decade of the co-founders’ research on NBD1, Sionna is advancing a pipeline of small molecules engineered to correct the defects caused by the F508del genetic mutation, which occurs in NBD1. Sionna is also developing a portfolio of complementary CFTR modulators that are designed to work synergistically with its NBD1 stabilizers to improve CFTR function. For more information about Sionna, visit www.sionnatx.com.

Sionna intends to use its Investor Relations website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Sionna’s Investor Relations website, in addition to following Sionna’s press releases, SEC filings, public conference calls, presentations, and webcasts.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements about Sionna’s beliefs and expectations regarding: its goal of transforming the treatment paradigm for CF and providing clinically meaningful benefit for CF participants; the potential of Sionna’s product candidates to expand therapeutic options for people with CF; the initiation, timing, progress and results of Sionna’s research and development programs, clinical trials and studies, including the timing of topline data from Sionna’s Phase 2a proof-of-concept trial and Phase 1 dual combination trial; the ability of clinical trials to demonstrate safety and efficacy of Sionna’s product candidates; the ability of Sionna’s nonclinical studies or earlier clinical trials to predict later clinical trial results; and financial projections and expectations regarding the time period in which Sionna’s capital resources will be sufficient to fund its anticipated operations, including cash runway, use of capital, expenses and other financial results. In some cases, the forward-looking statements can be identified by terms such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by the forward-looking statements contained in this press release. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties inherent in the development of product candidates, including uncertainties concerning the initiation, timing, progress, and results of Sionna’s ongoing, planned and future clinical trials and studies; the Company’s ability to replicate positive results from earlier nonclinical studies or clinical trials in current or future clinical trials; Sionna’s ability to demonstrate that its NBD1 stabilizers, complementary CFTR modulators, and any potential future product candidates are safe and effective for their proposed indications; regulatory developments in the United States and foreign countries; the competitive landscape for CF treatments, including existing therapies; and general economic, industry and market conditions. These risks and uncertainties are described in the section entitled “Risk Factors” in Sionna’s most recent Annual Report on Form 10-K as well as any subsequent filings with the Securities and Exchange Commission. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. In addition, any forward-looking statements represent Sionna’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Sionna explicitly disclaims any obligation to update any forward-looking statements except as required by law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact
Juliet Labadorf
ir@sionnatx.com

Media Contact
Sarah Spencer
media@sionnatx.com

Sionna Therapeutics, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$21,864	$15,383	$40,827	$29,051
General and administrative	10,606	6,523	21,242	12,514
Total operating expenses	32,470	21,906	62,069	41,565
Loss from operations	(32,470)	(21,906)	(62,069)	(41,565)
Other income:
Interest income	2,587	3,667	5,407	6,667
Other income (expense), net	(3)	171	(3)	348
Total other income	2,584	3,838	5,404	7,015
Net loss	$(29,886)	$(18,068)	$(56,665)	$(34,550)
Net loss per share, basic and diluted	$(0.66)	$(0.41)	$(1.25)	$(0.98)
Weighted-average common shares outstanding, basic and diluted	45,148,971	44,116,997	45,306,105	35,404,928

Sionna Therapeutics, Inc.
Selected Consolidated Balance Sheet Data
(In thousands)
(Unaudited)

	June 30,	December 31,
	2026	2025
Cash, cash equivalents, and marketable securities	$268,253	$310,302
Working capital[1]	205,348	229,707
Total assets	283,249	325,953
Total stockholders’ equity	265,775	306,833

[1]Sionna defines working capital as current assets minus current liabilities.